Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

The Northern Trust Company
Country	Subcustodian Name	Subcustodian Legal Address
Argentina	Citibank NA	Bartolome Mitre 502/30 (C1036AAJ) Buenos Aires Argentina
Australia	HSBC Bank Australia Limited	HSBC Custody and Clearing 580 George Street Sydney, NSW 2000 Australia
Austria	UniCredit Bank Austria A.G	Global Securities Services Julius Tandler Platz 3/8398-TZ A-1090 Vienna Austria
Bahrain	HSBC Bank Middle East Limited	Custody & Clearing Dept, 2nd floor, Building No: 2505, Road No: 2832, Al Seef 428, Kingdom of Bahrain
Bangladesh	Standard Chartered Bank	Silver Tower, Level 7 52 South Gulshan Commercial Area Gulshan 1, Dhaka 1212 Bangladesh
Belgium	Deutsche Bank AG	Deutsche Bank AG, Filiale Amsterdam, Global Transaction Banking, Direct Securities Services, Herengracht 450-454, 1017 CA Amsterdam, Netherlands
Bermuda	HSBC Bank Bermuda Limited	6 Front Street Hamilton HM11 Bermuda
Bosnia and Herzegovina	Raiffeisen Bank International AG (RBI)	Am Stadtpark 9 1030 Vienna Austria
Botswana	Standard Chartered Bank Botswana Limited	Standard Chartered Bank, Standard House Building, Queens Road, P. O. Box 496, Gaborone, Botswana
Brazil	Citibank NA	Citibank N.A. Sao Paulo Av Paulista 1111 12th Floor Sao Paulo SP 01311-920 Brazil
Bulgaria	ING Bank NV	12 Emil Bersinki Street Ivan Vazov Region 1408 Sofia Bulgaria
Canada	The Northern Trust Company, Canada	145 King Street West Suite 1910 Toronto Ontario M5H 1J8 Canada
CD's	Deutsche Bank AG	27 Leadenhall Street London EC3A 1AA
Chile	Banco de Chile	Avda. Andres Bello 2687 3rd and 5th Floors Santiago Chile
China A Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong, Shanghai, China (200120)
China B Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong, Shanghai, China (200120)
Colombia	Cititrust Colombia	Carrera 9A No. 99-02 First Floor Santafe de Bogota D.C. Colombia
Croatia	UniCredit Bank Austria AG	Custody Department 3 Julius Tandler Platz A-1090 Vienna Austria
Cyprus	Citibank International plc	8 Othonos Street - 4th floor, Athens 10557, Greece
Czech Republic	UniCredit Bank Czech Republic a.s.	Revolucni 7 110 05 Prague Czech Republic
Denmark	Nordea Bank Danmark A/S	Helgeshoj Alle 33 Hoje Taastrup DK-2630 Taastrup Denmark
Egypt	Citibank NA	8 Ahmed Pasha Street Garden City Cairo Egypt
Estonia	Swedbank AS	Liivalaia 8 15040 Tallinn Estonia
Finland	Nordea Bank Finland plc	VC210 Aleksis Kiven Katu 3-5 Helsinki FIN-00020
France	BNP Paribas Securities Services SA	Grand Moulins de Pantin 9 rue du Débarcadère 93500 Pantin
Germany	Deutsche Bank AG	Taunusanlage 12 60262 Frankfurt am Main Germany Visiting address: Direct Securities Services Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn Germany
Ghana	Standard Chartered Ghana Limited	Standard Chartered Bank Ghana address: Standard Chartered Bank, Standard Bank Building, High Street, P.O. Box 768, Accra, Ghana
Greece	Citibank International PLC	8 Othonos Street 4th Floor 10557 Athens Greece
Hong Kong	The Hongkong & Shanghai Banking Corporation Limited	Custody and Clearing HSBC Securities Services 5/F Tower 1 HSBC Centre 1 Sham Mong Road Kowloon Hong Kong
Hungary	UniCredit Bank Hungary Zrt	Szabadsag ter 5-6, HU-1054, Budapest, Hungary
Iceland	Landsbankinn hf	Custody Division Eignarstyringarsvid Hafnarstraeti 5 IS-155 Reykjavik Iceland
India	Citibank NA	3rd Floor, _TRENT HOUSE_, G Block, Plot No.60, Bandra Kurla Complex, Bandra - East Mumbai 400051 India
Indonesia	Standard Chartered Bank	Menara Standard Chartered 5th Floor Jl. Prof. Dr. Satrio No. 164 Jakarta 12930 Indonesia
Ireland	The Northern Trust Company, London	50 Bank Street, Canary Wharf London E145NT United Kingdom
Israel	Bank Leumi Le-Israel BM	24-32 Yehuda Halevi Street Tel-Aviv Israel
Italy	BNP Paribas Securities Services SA	Via Ansperto 5 20123 Milan Italy
Japan	The Hongkong & Shanghai Banking Corporation Limited	Custody and Clearing 6F HSBC Building 11-1 Nihonbashi 3-chome Chuo-Ku Tokyo Japan 103-0027
Jordan	HSBC Bank Middle East Limited	PO Box 925286 5th Circle Amman 11190 Jordan
Kazakhstan	HSBC Bank Kazakhstan JSC	43 Dostyk Avenue Almaty 480021 Republic of Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	Standard Chartered Bank Kenya, 48 Westlands Road, P.O.Box 40984 -00100GPO, Nairobi, Kenya
Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area, Hamad Al-Saqr Street, Kharafi Tower, G/1/2 Floors, PO Box 1683, Safat 13017, Kuwait
Latvia	Swedbank AS	Balasta dambis la Riga LV-1048 Latvia
Lebanon	HSBC Bank Middle East Limited	PO Box 11-1380 Riad El Solh Beirut 1107 2080
Lithuania	SEB Bankas	Gedimino pr. 12 lt-2600 Vilnius Lithuania
Luxembourg	Euroclear SA/NV	1 Boulevard du Roi Albert II B1210 Brussels Belgium
Malaysia	HSBC Bank Malaysia Berhad	Custody and Clearing 12th Floor, South Tower No.2 Leboh Ampang 50100 Kuala Lumpur Malaysia
Malta	HSBC Bank Malta PLC	116 Archbishop Street Valletta VLT 1444 Malta
Mauritius	The Hongkong & Shanghai Banking Corporation Limited	HSBC Centre 18 Cybercity Ebene Mauritius
Mexico	Banco Nacional de Mexico SA	WWSS Division Act.Roberto Medellin 800 3er Piso Norte Colonia Santa Fe Mexico D.F. 01210
Morocco	Societe Generale Marocaines de Banques	55 Boulevard Abdelmoumen 20100, Casablanca Morocco
Namibia	Standard Bank Namibia Limited	Standard Bank Center Corner Werner List Street and Postal Street Mall - 2nd Floor Windhoek Namibia
Netherlands	ABN AMRO Bank N.V	Gustav Mahlerlaan 1082 PP Amsterdam Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House, Level 9 1 Queen Street, Auckland New Zealand
Nigeria	Stanbic IBTC Bank Plc	PHYSICAL ADDRESS: 1712 Idejo Street Lagos Nigeria POSTAL ADDRESS: PO Box 54746 Falomo Ikoyi Nigeria
Norway	Nordea Bank Norge ASA	Essendropsgate 7 NO-0368 Oslo Norway
Oman	HSBC Bank Middle East Limited	BBME Building Greater Muttrah Ruwi PO Box 240 Muscat Sultande of Oman
Pakistan	Citibank NA	AWT Plaza 1.1 Chundrigar Road PO Box 4889 Karachi Pakistan 74200
Palestine	HSBC Bank Middle East Limited	PO Box 2067 Ramallah Palestine
Peru	Citibank del Peru SA	WWSS - 3 er Piso Av. Canaval y Moreyra#480 San Isidro Lima 27 - Peru
Philippines	The Hongkong & Shanghai Banking Corporation Limited	7/F HSBC Centre 3058 Fifth Avenue West Bonifacio Global City Taguig City 1634 Philippines
Poland	Bank Polska Kasa Opieki SA	53/57 Grzybowska Str 00-950 Warsaw Poland
Portugal	Banco Santander Totta	Av. Eng. Duarte Pacheco, Amoreiras Torre 1-5, 1099-024, Lisbon, Portugal
Qatar	HSBC Bank Middle East Limited	3rd Floor, Ali Bin Ali Building, Al Matar Street #950, BLDG 150, Ummoglina, Area 27, Doha, Qatar
Republic of Korea	The Hongkong & Shanghai Banking Corporation Limited	5/F HSBC Building #25 Bongrae-dong 1-ga Chung-ku Seoul South Korea C.P.O. Box 6910
Romania	ING Bank NV	ING Bank N.V. Bucharest Branch 11-13 Av Kiseleff PO Box 2-208 Bucharest Romania
Russia	ING Bank (Eurasia) ZAO	Krasnoproletarskaya Street 36 127473 Moscow Russian Federation
Saudi Arabia	HSBC Saudi Arabia Limited	King Abdullah Road, Riyadh 11413, Saudi Arabia
Serbia	UniCredit Bank Serbia JSC	Rajiceva 27-29 11000 Belgrade Serbia
Singapore	DBS Bank Ltd	60 Alexandra Terrace #05-27 The Comtech Singapore 118502
Slovak Republic	ING Bank NV Bratislava Branch	Jesenskeho 4/C 811 022 Bratislava Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	Wolfova 1 SI-1000 Ljubljana Slovenia
South Africa	Standard Bank of South Africa Limited	Financial Asset Services Division 25 Sauer Street Johannesburg 2000 South Africa
Spain	BNP Paribas Securities Services SA	C/Ribera del Loira 28 3rd Floor 28042 Madrid Spain
Sri Lanka	Standard Chartered Bank	Standard Chartered Bank, Securities Services Unit, 37, York Street, Colombo1, Sri Lanka
Swaziland	Standard Bank Swaziland Limited	Swazi Plaza Mbabane Swaziland
Sweden	Svenska Handelsbanken AB publ	Nordic Custody Services, Blasieholmstorg 12, SE-106 70 Stockholm Sweden
Switzerland	UBS AG	Badenerstrasse 574 PO Box CH-8098 Zurich Switzerland
Taiwan	Bank of Taiwan	49 Wu Chang Street Sec. 1 Taipei 100 Taiwan Republic of China
Thailand	Citibank NA	Securities and Fund Services, Citibank, N.A. Bangkok 399 Interchange Building, Sukhumvit Road, Klongtoey Nua, Wattana District, Bangkok, 10110 Thailand
Trinidad & Tobago	Republic Bank Limited	9-17 Park Street Port of Spain Repubic of Trinidad and Tobago
Tunisia	Banque Internationale Arabe de Tunisie	70-72 avenue Habib Bourguiba 1000 Tunis Tunisia
Turkey	Deutsche Bank AS	Tekfen Tower Eski Buyukdere Caddesi No.209 34394 Levent Istanbul Turkey
UAE - ADX	HSBC Bank Middle East Limited	HSBC Securities Services, Emaar Square, Level 3, Building 5, PO Box 502601, Dubai, United Arab Emirates
UAE - DFM	HSBC Bank Middle East Limited	HSBC Securities Services, Emaar Square, Level 3, Building 5, PO Box 502601, Dubai, United Arab Emirates
UAE - NASDAQ Dubai	HSBC Bank Middle East Limited	HSBC Securities Services, Emaar Square, Level 3, Building 5, PO Box 502601, Dubai, United Arab Emirates
Uganda	Standard Chartered Bank Uganda Limited	Standard Chartered Bank Uganda address: Standard Chartered Bank, 5 Speke Road, P.O. Box, 7111, Kampala, Uganda
UK	The Northern Trust Company, London	50 Bank Street Canary Wharf London E14 5NT United Kingdom
Ukraine	ING Bank Ukraine	30-A Spaska Street 04070 Kiev Ukraine
United States	The Northern Trust Company	50 South La Salle Street Chicago IL 60603 USA
Uruguay	Banco Itau Uruguay SA	Zabala 1463 11000 Montevideo Uruguay
Venezuela	Citibank NA	WWSS Avda. Casanova Centro Comercial El Recro Torre Norte Piso 18 Caracas Venezuela
Vietnam	HSBC Bank (Vietnam) Ltd	The Metropolitan 235 Dong Khoi Street District 1 Ho Chi Minh City Vietnam
West Africa	United Bank for Africa plc	Blvd Botreau-Roussel - Le Plateau 17 BP 808 Abidjan 17 (Côte d'Ivoire)
Zambia	Standard Chartered Bank Zambia Limited	Standard Chartered Bank Zambia address: Standard Chartered Bank, Standard House, Cairo Road, P.O. Box 32238, Lusaka, Zambia